EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Brown & Sharpe Manufacturing Company 1989 Equity Incentive Plan on Form S-8 of our report dated March 29, 1995, on our audits of the consolidated financial statements and financial statement schedule of Brown & Sharpe Manufacturing Company as of December 31, 1994 and December 25, 1993, and for the years then ended, which report is included in Brown & Sharpe Manufacturing Company's Annual Report on Form 10-K.

                                            /s/COOPERS & LYBRAND L.L.P.
                                            COOPERS & LYBRAND L.L.P.



Boston, Massachusetts
June 28, 1996

                                       -1-
3139029.01

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